Exhibit 5.1

106 South Main Street, Suite 1400 Akron, Ohio 44308 330.208.1000 | www.vorys.com Founded 1909

August 13, 2021

Board of Directors

Farmers National Banc Corp.

20 South Broad Street

Canfield, Ohio 44406

Re: Registration Statement on Form S-4 of Farmers National Banc Corp.

Ladies and Gentlemen:

We have acted as counsel to Farmers National Banc Corp., an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-4 of filed by the Company under the Securities Act of 1933 (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) relating to the proposed issuance of up to 5,573,350 of the Company’s common shares, without par value (the “Common Shares”), in connection with the consummation of the merger transaction contemplated by, and upon the terms and subject to the conditions of, the Agreement and Plan of Merger dated as of June 22, 2021, by and among the Company, Cortland Bancorp and FMNB Merger Subsidiary IV, LLC (the “Merger Agreement”). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with rendering this opinion, we have examined: (a) the Registration Statement; (b) the Merger Agreement; (c) the articles of incorporation of the Company, as currently in effect; (d) the code of regulations of the Company, as currently in effect; and (e) resolutions adopted by the Board of Directors of the Company approving the issuance of the Common Shares, the Merger Agreement and the transactions contemplated thereby. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified or photostatic copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

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              Legal Counsel

August 13, 2021

We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Common Shares have been duly authorized by the Company and, when the Registration Statement has been declared effective by order of the Commission and the Common Shares proposed to be issued pursuant to the Registration Statement have been issued and delivered in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Common Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the laws of Ohio. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness should the laws of the State of Ohio be changed by legislative action, judicial decision or otherwise after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and to the use of our name. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

VORYS, SATER, SEYMOUR AND PEASE LLP